Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact Information:

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Prepares for Shares to be Traded in the Over-The-Counter

Market Following NYSE Delisting Action

FAIRPORT, N.Y., October 21, 2008—GateHouse Media, Inc. (the “Company” or “GateHouse Media”) today announced that it has been notified of a decision by NYSE Regulation, Inc. (“NYSE Regulation”) to suspend trading in GateHouse Media’s common stock (ticker symbol GHS) prior to the market opening on Friday, October 24, 2008. This action was taken because GateHouse Media has not satisfied the New York Stock Exchange’s (“NYSE”) continued listing standard requiring the Company to maintain an average global market capitalization over a consecutive 30 trading-day period of not less than $25 million, which is the minimum threshold for continued listing.

The Company expects its common stock will be traded in the over-the-counter market and quoted on the OTC Bulletin Board after delisting from the NYSE under a ticker symbol yet to be assigned.

As previously disclosed, the Company received notification from the NYSE on August 21, 2008 that the Company had fallen below the NYSE’s continued listing standards for average global market capitalization over a consecutive 30 trading day period of not less than $75 million and $1.00 average closing price over a consecutive 30 trading day period and had submitted a business plan to the NYSE Regulation for coming back into compliance for continued listing. The Company has been in communication with the NYSE regarding the Company’s non-compliance with continued listing standards but was unsuccessful in its efforts to avoid suspension and delisting.

Application to the Securities and Exchange Commission to delist GateHouse Media’s common stock is pending the completion of applicable procedures, including GateHouse Media’s right to request a review of this determination by a Committee of the Board of Directors of the NYSE. The Company does not intend to request such a review.

Forward-looking Statements

This release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “protect,” “plan,” “seek,” “ intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These and additional risk factors are outlined in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.